Exhibit 4.2(e)

WRKCO INC.,

as Issuer

and

WESTROCK COMPANY,

WESTROCK MWV, LLC

and

WESTROCK RKT, LLC

as Guarantors

___________________________________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 26, 2023

to

INDENTURE

Dated as of December 3, 2018

___________________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

4.650% Senior Notes due 2026

4.900% Senior Notes due 2029

FOURTH SUPPLEMENTAL INDENTURE dated as of September 26, 2023 (this “Supplemental Indenture”), by and among WRKCo Inc., a Delaware corporation (the “Issuer”), WestRock Company, a Delaware corporation (“Parent”), WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT”, and together with the Parent and WRK MWV, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Issuer and the Guarantors previously executed and delivered an indenture, dated as of December 3, 2018, among the Issuer, the Guarantors and the Trustee (the “Base Indenture”, as amended and supplemented by the first supplemental indenture, dated as of December 3, 2018 (the “First Supplemental Indenture”) and, as further amended and supplemented by this Supplemental Indenture with respect to the Notes (as defined below), the “Indenture”) to provide for the issuance from time to time of the Issuer’s unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series and guaranteed by the Guarantors on the terms set forth therein;

WHEREAS, pursuant to the First Supplemental Indenture, the Issuer issued U.S. $750,000,000 aggregate principal amount of its 4.650% Senior Notes due 2026 (the “2026 Notes”) and U.S. $750,000,000 aggregate principal amount of its 4.900% Senior Notes due 2029 (the “2029 Notes”, and together with the 2026 Notes, the “Notes”);

WHEREAS, the parties hereto have agreed to make certain modifications to the First Supplemental Indenture with respect to the Notes subject to the terms and conditions set forth herein;

WHEREAS, Section 9.2 (With Consent of Holders of Securities) of the Base Indenture provides that the Issuer, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes of each series, amend the Indenture subject to certain limitations set forth in the Indenture;

WHEREAS, the Issuer solicited consents from Holders of the Notes pursuant to the consent solicitation statement dated September 20, 2023 (the “Consent Solicitation Statement”) to certain proposed amendments to the First Supplemental Indenture as contained herein upon the terms and subject to the conditions set forth therein, which consents were received: (i) for the 2026 Notes on September 26, 2023 and (ii) for the 2029 Notes on September 26, 2023;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture and for this purpose has delivered to the Trustee evidence that the Required Consents (as defined in the Consent Solicitation Statement) with respect to each series of Notes to effect the amendments contained herein have been duly and validly received by the Issuer;

WHEREAS, this Supplemental Indenture shall become effective and operative upon the date hereof (the “Effective Time”);

WHEREAS, Section 2.14 (Acts of Holders; Record Date) and Section 9.4 (Revocation and Effect of Consents) of the Base Indenture provide that, when a supplemental indenture becomes effective in accordance with its terms, it thereafter binds every Holder, including any future Holder of the relevant series of the Notes;

WHEREAS, this Supplemental Indenture is being entered into pursuant to Section 9.2 (With Consent of Holders of Securities) and Section 9.6 (Trustee to Sign Amendments, Etc.) of the Base Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done and performed, and the execution of this Supplemental Indenture and the amendments to the First Supplemental Indenture as provided herein has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises, and for the purpose of setting forth the amendments to the First Supplemental Indenture as provided herein, each of the Issuer and the Guarantors covenants and agrees with the Trustee, as follows:

ARTICLE 1

Defined Terms
Section 1.01
Definition of Base Indenture and First Supplemental Indenture. In this Supplemental Indenture, “Base Indenture” and “First Supplemental Indenture” have the meaning set forth in the recitals above.
Section 1.02
Defined Terms. Capitalized terms used in this Supplemental Indenture, without definition shall have the meanings assigned to them in the Indenture or in the preamble or recital thereto. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2

Amendments to the First Supplemental Indenture
Section 2.01
Amendments to Section 1.1 (Definition of Terms). Subject to Section 3.01 (Effectiveness) hereof, the definition of “Change of Control” in Section 1.1 (Definition of Terms) of the First Supplemental Indenture is hereby amended and restated to read in its entirety as follows:

(iv) ““Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Parent or one of its Subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, measured by voting power rather than number of shares;

(3) Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the Board of Directors of Parent cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, the consummation of the Merger Transaction shall not constitute a Change of Control. For the purposes of this definition: (i) “Merger Transaction” shall mean the merger of WestRock Company into a wholly-owned subsidiary of Smurfit WestRock, a private limited liability company organized under the laws of Ireland, through a series of intermediate steps and transactions, with WestRock Company as the surviving corporation, in accordance with the terms of the Transaction Agreement, and any other steps or transactions contemplated by the Transaction Agreement, and (ii) “Transaction Agreement” shall mean the transaction agreement dated September 12, 2023, by and among, inter alios, Smurfit Kappa Group plc, a public limited company incorporated in Ireland, and WestRock Company, as amended, supplemented or modified from time to time.”

Section 2.02
Corresponding Amendments. Pursuant to Section 11 of each Global Note, with effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.
ARTICLE 3

Miscellaneous
Section 3.01
Effectiveness. The provisions of this Supplemental Indenture shall be effective and operative upon the Effective Time.

Section 3.02
Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.03
Governing Law; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES. EACH HOLDER OF A NOTE AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.04
Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.05
Ratification of Base Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture and this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.
Section 3.06
Trustee Not Responsible for Recitals, etc. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to, and shall not be responsible for, the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Base Indenture and the First Supplemental Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
Section 3.07
Effect of Headings; Certain Definitions. Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.
Section 3.08
Successors. All agreements of the Issuer, the Guarantors and the Trustee in this Supplemental Indenture shall bind their respective successors and assigns.
Section 3.09
Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original

Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

WRKCO INC.,

as Issuer

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

WESTROCK COMPANY,

as Guarantor

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

WESTROCK MWV, LLC,

as Guarantor

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

WESTROCK RKT, LLC,

as a Guarantor

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By: /s/ Terence Rawlins

Name: Terence Rawlins
Title: Vice President